Filed Pursuant to Rule 424(b)(3)

Registration No. 333-256598

STRATEGIC STORAGE TRUST VI, INC.

SUPPLEMENT NO. 2 DATED FEBRUARY 9, 2024

TO THE PROSPECTUS DATED NOVEMBER 1, 2023

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust VI, Inc. dated November 1, 2023 and Supplement No.1 dated November 22, 2023. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•
the status of our public offering and the extension of our public offering;
•
our acquisition of a property in Montreal, Quebec, Canada pursuant to a joint venture with SmartCentres Real Estate Investment Trust;
•
our entry into a foreign currency hedge contract;
•
an update regarding the SmartStop Bridge Loan;
•
an update to the “Plan of Distribution” and a few other sections of our prospectus to allow certain new categories of purchasers to purchase Class Z shares; and
•
a revised subscription agreement.

Our Offering

Pursuant to our private offering, which terminated on March 17, 2022, we sold approximately $100.7 million in Class P shares, or approximately 10.6 million Class P shares. On March 17, 2022, our public offering was declared effective for the offering of our Class A shares, Class T shares, and Class W shares. As of October 31, 2023, we ceased offering Class A shares, Class T shares, and Class W shares in our primary offering after receiving gross offering proceeds of approximately $84.6 million in our primary offering from the sale of such shares. On November 1, 2023, we commenced offering Class Y shares and Class Z shares at a price of $9.30 per share. As of January 29, 2024, we had sold approximately 0.7 million Class Y shares and 0.1 million Class Z shares for gross offering proceeds of approximately $6.8 million in our primary offering from the sale of such shares. As of January 29, 2024, approximately $1.0 billion in shares remained available for sale in our public offering, including shares available pursuant to our distribution reinvestment plan.

On February 1, 2024, our board of directors approved an extension of our public offering to March 17, 2025, as permitted under applicable SEC rules. We may continue to sell Class Y shares and Class Z shares in our public offering until the third anniversary of the effective date of our public offering, March 17, 2025, unless further extended by our board of directors under applicable law. We also reserve the right to terminate our public offering at any time.

Acquisition of a Property in Montreal, Quebec, Canada Pursuant to a Joint Venture with SmartCentres Real Estate Investment Trust

On January 9, 2024, our Operating Partnership (through its subsidiaries) and SmartCentres Real Estate Investment Trust, an unaffiliated third party (“SmartCentres”) (through its subsidiaries) acquired an undeveloped tract of land located in Montreal, Quebec (the “Montreal Land”) from an unaffiliated third party. The Montreal Land is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) are each a 50% limited partner and each have an equal ranking general partner. At closing, our Operating Partnership (through its subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately CAD $9.0 million, representing a contribution equivalent to 50% of the purchase price of the Montreal Land. The contribution was funded with proceeds from our public offering.

We expect that the limited partnership will develop the Montreal Land into a self storage facility containing approximately 1,450 storage units and approximately 124,000 net rentable square feet. Our 50% share of estimated development costs are approximately CAD $14.0 million which is expected to be funded with debt proceeds. We expect the development to be completed in the second half of 2026.

Entry into a Foreign Currency Hedge Contract

On December 22, 2023, we entered into a foreign currency hedge contract (the “Hedge Contract”) with BMO Capital Markets (“BMO”) in the form of a CAD put/USD call option in order to hedge foreign currency exposure related to our net investment in subsidiaries that hold properties we acquired in Canada. The Hedge Contract has a notional amount of CAD $200.0 million, a duration of 12 months with a settlement date of December 23, 2024, and a strike of 1.3900 USD-CAD. We paid a premium to BMO in the amount of approximately $1.4 million on December 22, 2023.

Update Regarding SmartStop Bridge Loan

As previously disclosed, on June 15, 2023, in connection with the acquisition of a portfolio of six self storage facilities located in the Greater Toronto Area, Ontario, Canada and Hamilton, Ontario, Canada (the “Ontario Portfolio”), we, through a wholly-owned subsidiary of our operating partnership (the “Bridge Loan Borrower”), entered into a bridge loan agreement (the “SmartStop Bridge Loan Agreement”) with SmartStop OP for $15.0 million (the “SmartStop Bridge Loan”). The obligations of the Bridge Loan Borrower under the SmartStop Bridge Loan Agreement are unsecured. The proceeds of the SmartStop Bridge Loan were used to partially fund the acquisition of the Ontario Portfolio.

In accordance with the terms of the SmartStop Bridge Loan Agreement, on December 8, 2023, we exercised the option to extend the maturity date of the SmartStop Bridge Loan for an additional year, through December 31, 2024, by providing written notice to SmartStop OP. The interest rate of the SmartStop Bridge Loan increased to Secured Overnight Financing Rate plus 4.00% and we incurred an extension fee of $37,500.

Update to “Plan of Distribution” and a Few Other Sections of Our Prospectus to Allow Certain New Categories of Purchasers to Purchase Class Z Shares

The disclosure in the “Plan of Distribution – Offering Amount,” “Question and Answers About This Offering,” and “Description of Shares” related to the categories of purchasers of Class Z Shares is hereby revised as follow:

Class Z shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker- dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, (vi) are our directors and officers, as well as directors, officers, and employees of our advisor and its affiliates or our dealer manager, including sponsors and consultants, their IRAs or other retirement plans, and their immediate family members, (vi) are participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members, or (viii) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus..

Revised Subscription Agreement

The form of subscription agreement contain in Appendix A to the prospectus is hereby updated to include the new categories of purchasers of Class Z Shares with the revised form of subscription agreement attached as Appendix A hereto.

SUBSCRIPTION AGREEMENT APPENDIX A Any person(s) desiring to subscribe for shares of common stock (the “Shares”) in Strategic Storage Trust VI, Inc. (the “Company”) should carefully read and review the prospectus, as supplemented and amended to date (the “Prospectus”), and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STORAGE TRUST VI, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) INVESTMENT Enter the Investment Amount to be invested in either Class Y or Class Z Shares. Please refer to our Prospectus, including the “Questions and Answers About This Offering” section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Storage Trust VI, Inc. Select the share class to specify your subscription to either Class Y or Class Z Shares. Indicate your method of payment — either by mail, or by wire — and fill out the specified information for your method of payment. Class Z shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, (vi) are our directors and officers, as well as directors, officers, and employees of our advisor and its affiliates or our dealer manager, including sponsors and consultants, their IRAs or other retirement plans, and their immediate family members, (vii) are participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members, or (viii) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact registration in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company. (2) INVESTOR INFORMATION (2)a For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. (2)b Enter the (required) home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian’s mailing address. (2)c Enter an alternate mailing address if different than the home address in item (2)b. (2)d Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. (2)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. (3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company’s website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by contacting our transfer agent at (833) 404-4110. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery. (4) FORM OF OWNERSHIP Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please select the appropriate type of ownership and mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Storage Trust VI, Inc. to the address on page 6. Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. PAGE 1 OF 6 SST6 - 01/30/2024

(5) DISTRIBUTION OPTIONS Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) SUBSCRIBER SIGNATURES Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then the general partner(s), officer(s), or trustee(s) of the entity must sign. (7) REGISTERED REPRESENTATIVE OR RIA INFORMATION This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section, including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE TO STOCKHOLDERS The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement Make Checks Payable To: Strategic Storage Trust VI, Inc. WE CANNOT ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks. Please do not send via ACH. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payer on the form(s) of payment. MAILING ADDRESS All mail should be sent to Strategic Storage Trust VI, Inc. c/o SS&C GIDS, Inc. • For regular mail: PO Box 219911, Kansas City, MO 64121-9911 • For overnight mail: 430 W 7th Street, Suite 219911, Kansas City, MO 64105-1407 WIRE INSTRUCTIONS Bank: UMB, NA Bank Address: 1010 Grand Boulevard, Kansas City, MO 64106 Account #: 9872657586 Routing # (US Domestic Wires): 101000695 Memo: Investor Name: _________________ When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account. PAGE 2 OF 6 SST6 - 01/30/2024

SUBSCRIPTION AGREEMENT If you need further assistance in completing this Subscription Agreement/signature page, please call SS&C, our transfer agent, at: (833) 404-4110. (1) INVESTMENT Initial Investment Minimum initial investment = $5,000 Minimum initial IRA investment = $1,500 **Unless otherwise described in the Prospectus Additional Investment (Minimum $100.00) - Existing Account # (Subscription Agreement or Additional Investment Subscription Agreement must be completed) Please issue form(s) of payment payable to: Strategic Storage Trust VI, Inc. Funds Enclosed Funds Wired Check Sent Separately by: Total Invested in Class Y SHARES Total Invested in Class Z SHARES $$ (2) INVESTOR INFORMATION (REQUIRED) SECTION (2)a NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) Mr. Mrs. Ms. Other NAME OF JOINT INVESTOR NAME OF TRUST, BUSINESS OR PLAN (ALL SIGNERS MUST COMPLETE PERSONAL & ENTITY INFORMATION BELOW) SECTION (2)b INVESTOR, TRUSTEE OR AUTHORIZED SIGNER’S STREET ADDRESS (REQUIRED) - NO P.O. BOX CITY STATE ZIP CODE HOME PHONE (REQUIRED) BUSINESS PHONE PHONE EXTENSION SECTION (2)c ALTERNATIVE MAILING ADDRESS OR P.O. BOX CITY STATE ZIP CODE SECTION (2)d INVESTOR DATE OF BIRTH (MM/DD/YYYY) (REQUIRED) (TRUST OR ENTITY DATE) JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) ENTITY TAX ID # (If Applicable) INVESTOR SSN# (REQUIRED) JOINT INVESTOR / AUTHORIZED SIGNER SSN# SECTION (2)e Please indicate Citizenship Status (REQUIRED): if a box is not checked, U.S. Citizenship will be applied by default. U.S. Citizen Resident Alien Non-Resident Alien* - Country of Origin *If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. PAGE 3 OF 6 SST6 - 01/30/2024

(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES Initial here Initial here Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account[1]specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. You must provide an e-mail address if you choose this option.) E-mail address: (4) FORM OF OWNERSHIP NON-CUSTODIAL OWNERSHIP Individual Investor must sign, initial, & date Pension, Profit Sharing Plan or 401K Trustee or custodian signature required. Include copy of plan document Uniform Gift to Minors Act / Uniform Transfers to Minors Act Custodian must sign, initial, & date Joint Tenants with Right of Survivorship All parties must sign, initial, & date Tenants in Common All parties must sign, initial, & date Community Property All parties must sign, initial, & date Transfer on Death Include Transfer on Death Form Trust - Include a copy of the Trust or Certificate of Trust Trustee or Grantor signature(s) required Date Established (Required) Currently Revocable Irrevocable Corporation S-Corp S-Corp Include copy of Corporate Documents. Authorized officer(s) must sign, initial, and date. Partnership or LLC Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required Other: (Specify) Include any pertinent documents CUSTODIAL OWNERSHIP SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN IRA (Type) Qualified Pension or Profit Sharing Plan Non-Qualified Custodian Account Other: (Specify) NAME OF CUSTODIAN OR TRUSTEE Inherited/Beneficiary IRA Deceased’s Name (required) MAILING ADDRESS CITY STATE ZIP CODE BUSINESS PHONE TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR CUSTODIAN TAX ID CUSTODIAN ACCOUNT # NAME OF CUSTODIAN OR OTHER ADMINISTRATOR Custodian Medallion Signature Guarantee SIGNATURE OF CUSTODIAN (IF APPLICABLE) DATE (REQUIRED) (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY) (5) DISTRIBUTION OPTIONS ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN (REQUIRED) If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record. Cash Distributions Directed To: NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL MAILING ADDRESS CITY STATE ZIP CODE BANK ABA# (FOR ACH ONLY) ACCOUNT # Via Direct Deposit (ACH) Complete information above. See ACH language in Section 5 of the instructions. Checking (MUST ENCLOSE VOIDED CHECK) Savings (VERIFICATION FROM BANK MUST BE PROVIDED) Mail to Alternate Address (2c) Mail to Street Address (2b) Distribution Reinvestment Plan (DRP) Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus. % of each distribution in DRP % of each distribution in cash (TOTAL MUST EQUAL 100%) New Jersey Investors Only New Jersey investors are advised that the Class Y shares will be subject to upfront selling commissions and/ or dealer manager fees of up to 3% and 3%, respectively, of the gross offering proceeds of shares sold in the primary offering and that the Class Y shares are subject to a stockholder servicing fee and the Class Z shares are subject to a dealer manager servicing fee. The stockholder servicing fee and dealer manager servicing fee may also reduce the amount of distributions that are paid with respect to Class Y and Class Z shares. Initial here (MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK) PAGE 4 OF 6 SST6 - 01/30/2024

(6) SUBSCRIBER SIGNATURES Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust VI, Inc. to accept this subscription, I hereby represent and warrant to you as follows: (SIGNATURE/INITIAL & DATE REQUIRED) ALL ITEMS MUST BE READ AND INITIALED. (REQUIRED) OWNER JOINT OWNER/ CUSTODIAN (1) I have received the final Prospectus of Strategic Storage Trust VI, Inc. (2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase. (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. INITIAL AS APPLICABLE For these purposes, unless otherwise specified below, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Unless otherwise specified below, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. If I am an Alabama resident, I acknowledge that Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment must not exceed 10% of my net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in the Company shall not exceed 10% of his or her liquid net worth. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, “liquid net worth” is defined as that portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. If I am a Massachusetts resident, I acknowledge that Massachusetts investors may not invest more than 10% of their liquid net worth in this Company, in illiquid business development companies, illiquid REITs, and illiquid direct participation programs. If I am a Missouri resident, I acknowledge that no more than 10% of any one (1) Missouri investor’s liquid net worth shall be invested in the Company’s shares. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company’s shares and in other non-publicly traded REITs to 10% of their net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that (i) shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000, and (ii) a New Jersey investor’s investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company’s suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor’s aggregate investment in shares of this Company, its affiliates, and in other non-traded real estate investment trusts to exceed 10% of his or her liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company’s suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles). If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed. (6) SUBSCRIBER SIGNATURES TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. CERTIFICATION INSTRUCTIONS: You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF OWNER (REQUIRED) DATE (REQUIRED) SIGNATURE OF JOINT OWNER OR BENEFICIAL OWNER (REQUIRED) DATE (REQUIRED) PAGE 5 OF 6 SST6 - 01/30/2024

(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA The Registered Representative or Registered Investment Advisor (“RIA”) must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. BROKER-DEALER OR RIA FIRM NAME (REQUIRED) FIRM CRD # (REQUIRED) REP / RIA CRD # (REQUIRED) BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # (REQUIRED REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID # CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # EMAIL ADDRESS (REQUIRED) The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.) INVESTOR STATE OF RESIDENCE (REQUIRED) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) DATE(S) (REQUIRED) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) DATE(S) (REQUIRED) SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) (REQUIRED FOR ALL WAIVER OF COMMISSION &/OR IF REQURIED BY BROKER DEALER / RIA FIRM) DATE (REQUIRED) All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Storage Trust VI, Inc. MAIL TO: All mail should be sent to Strategic Storage Trust VI, Inc. c/o SS&C GIDS, Inc.* • For regular mail: PO Box 219911, Kansas City, MO 64121-9911 • For overnight mail: 430 W 7th Street, Suite 219911, Kansas City, MO 64105-1407 Make Checks Payable To: Strategic Storage Trust VI, Inc. Wire Information: Bank: UMB, NA Bank Address: 1010 Grand Boulevard, Kansas City, MO 64106 Account #: 9872657586 Routing # (US Domestic Wires): 101000695 Memo: Investor Name: Transfer Agent Phone Number: (833) 404-4110 PAGE 6 OF 6 SST6 - 01/30/2024